Exhibit 5.1

Writer’s Direct Number 212.756.2407	Writer’s E-mail Address Stuart.Freedman@srz.com

FORM OF OPINION

, 2020

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Ladies and Gentlemen:

We have acted as counsel to Albertsons Companies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the offer and sale by certain selling stockholders (the “Selling Stockholders”), of a maximum of                shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, which includes                shares of Common Stock that are subject to an over-allotment option granted by the Selling Stockholders to the underwriters (the “Common Shares”), (ii) the issuance by the Company of up to                shares of Series A Mandatory Convertible Preferred Stock, with an initial liquidation preference of $                per share, which includes                shares of Series A Mandatory Convertible Preferred Stock that are subject to an over-allotment option granted by the Company to the underwriters (the “Preferred Shares”), and (iii) the registration by the Company of an indeterminable number of shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and up to                shares of Common Stock that may be issued as dividends on the Preferred Shares (the “Dividend Shares”), both in accordance with the Certificate of Designations (as defined below). The Common Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement. The Preferred Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of a separate underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement. The Preferred Shares are being issued under a Certificate of Designations to be dated as of the date of issuance thereof (the “Certificate of Designations”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, a form of the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), a form of the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) and a form of the Certificate of Designations, each of which have been filed with the Commission as exhibits to the Registration Statement, and such other agreements, certificates and documents of public officials, officers and other representatives of the Company and others as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. We have also assumed that the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Certificate of Designations are filed with the Secretary of State for the State of Delaware in the respective forms filed with the Commission as exhibits to the Registration Statement prior to the issuance of any of the Preferred Shares, Conversion Shares or Dividend Shares. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Albertsons Companies, Inc.

                , 2020

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that (i) the Common Shares have been validly issued and are fully paid and non-assessable, (ii) upon payment and delivery in accordance with the applicable underwriting agreement, the Preferred Shares will be validly issued, fully paid and non-assessable and (iii) the Conversion Shares and Dividend Shares issuable pursuant to the Certificate of Designations, when issued and delivered in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,